UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_____________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

February 28, 2017
Date of Report (Date of earliest event reported)
_____________________

Huron Consulting Group Inc.
(Exact name of registrant as specified in its charter)

Delaware	000-50976	01-0666114
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification Number)

550 West Van Buren Street
Chicago, Illinois
60607
(Address of principal executive offices)
(Zip Code)

(312) 583-8700
(Registrant’s telephone number, including area code)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement.

On February 28, 2017, Huron Consulting Group Inc. (the "Company") and certain of the Company's subsidiaries entered into a first amendment (the "First Amendment") to the Second Amended and Restated Credit Agreement dated March 31, 2015 by and among the Company, as borrower, certain subsidiaries of the Company, as guarantors, the lenders identified therein and Bank of America, N.A., as administrative agent and collateral agent.

Among other terms, the First Amendment increases the maximum Consolidated Leverage Ratio allowed for certain fiscal quarters, such that at the end of each fiscal quarter, the Consolidated Leverage Ratio will not be greater than:

Fiscal Quarters
Fiscal Years	March 31	June 30	September 30	December 31
2017	3.75:1.0	3.75:1.0	3.75:1.0	3.75:1.0
2018	3.75:1.0	3.50:1.0	3.25:1.0	3.25:1.0
2019 and thereafter	3.50:1.0	3.25:1.0	3.25:1.0	3.25:1.0

The First Amendment also modifies the pricing structure to the terms shown in the table below:

		Revolving Loans and Term Loan
Pricing Tier	Consolidated Leverage Ratio	Eurodollar Rate Loans	Base Rate Loans	Letter of Credit Fee	Commitment Fee

4	> 3.25:1.0	2.00%	1.00%	2.00%	0.30%
3	> 2.75:1.0 but ≤ 3.25:1.0	1.75%	0.75%	1.75%	0.25%
2	> 1.75:1.0 but ≤ 2.75:1.0	1.50%	0.50%	1.50%	0.20%
1	≤ 1.75:1.0	1.25%	0.25%	1.25%	0.15%

A copy of the First Amendment is attached hereto as Exhibit 10.1 and is incorporated by reference herein. The foregoing description of the First Amendment is qualified in its entirety by reference to the full text of the First Amendment.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01. above is incorporated herein by reference in this Item 2.03.

Item 9.01.	Financial Statements and Exhibits.

(d)     Exhibits

10.1
Amendment No. 1 of the Credit Agreement, dated as of February 28, 2017, by and among Huron Consulting Group Inc., as Borrower, certain subsidiaries, as Guarantors, and Bank of America, N.A., as Administrative Agent for and on behalf of the Lenders.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Huron Consulting Group Inc.
(Registrant)

Date:	March 6, 2017	/s/ John D. Kelly
John D. Kelly
Executive Vice President, Chief Financial Officer, and Treasurer

EXHIBIT INDEX

Exhibit Number	Description
10.1
Amendment No. 1 of the Credit Agreement, dated as of February 28, 2017, by and among Huron Consulting Group Inc., as Borrower, certain subsidiaries, as Guarantors, and Bank of America, N.A., as Administrative Agent for and on behalf of the Lenders.